Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” in the Statement of Additional Information, in Post-Effective Amendment Number 38 to the Registration Statement (Form N-4, No. 33-73734) of Transamerica Partners Variable Funds and to the inclusion of our report, dated February 27, 2015, on Transamerica Partners Variable Funds (comprising, respectively, Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, High Yield Bond, Balanced, Large Value, Large Core, Large Growth, Small Core, International Equity and Calvert Subaccount) included in its Annual Report for the fiscal year ended December 31, 2014.

We also consent to the incorporation by reference of our report, dated February 26, 2015, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 30, 2015

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company in Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, No. 33-73734) and related Prospectus of Transamerica Partners Variable Funds and Transamerica Asset Allocation Variable Funds.

/s/ Ernst & Young LLP

Des Moines, IA

April 30, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 38 to the Registration Statement on Form N-4, File No. 333-73734 under the Securities Act of 1933 and Amendment No. 38 to the Registration Statement on Form N-4, File No. 811-08264 under the Investment Company Act of 1940 of Transamerica Partners Variable Funds of our report dated April 29, 2015 with respect to the financial statements of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

May 1, 2015